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                                                                   EXHIBIT 10.15

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                 This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Company"), and BAHRAM YUSEFZADEH, an individual resident of Florida (the "Executive"), as of this 22th day of May, 1996.

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated December 28, 1995 (the "Employment Agreement"), pursuant to which the Company employs the Executive as its Chief Executive Officer; and

                 WHEREAS, the Company desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements; and

                 WHEREAS, the Executive desires to continue his employment by the Company pursuant to the Employment Agreement; and

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

                 1. Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

                 2. Paragraph d of Section 4 of the Employment Agreement is hereby amended to read as follows:

                 d. In the event that (i) the Company is not subject to the mandatory reporting requirements of Section 12 or Section 15 of the 1934 Act and (ii) the Executive shall no longer be the Chief Executive Officer of the Company, other than by voluntary resignation, the Company shall, within 10 days after termination as Chief Executive Officer, offer to repurchase all of the Company's capital stock owned by the Executive, at a purchase price equal to the Fair Market Value of the capital stock, as determined in accordance with the provisions below. The question of the Fair Market Value of the Company's capital stock shall be submitted to three impartial and reputable appraisers. The Executive and the Company shall each select one appraiser, and such appraisers shall select a third, independent appraiser. The three appraisers shall thereafter proceed as expeditiously as possible to determine (by concurrence of a majority of such appraisers) the Fair Market Value of the capital stock, and the appraisers shall deliver an appraisal report to the Executive and the Company as soon as practicable after it is completed. The determination of the question of the Fair Market Value of the capital stock by such



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         appraisers shall be final and binding on the Executive and the Company for purposes of this Agreement. The Company shall pay the reasonable fees and expenses of such appraisers. For the purposes hereof, "Fair Market Value" shall mean the relevant percentage of the fair value of the business of the Company represented by the shares of capital stock as to which such determination is being made, which shall be determined on a going concern basis and as between a willing seller and a willing buyer, taking into account the Company's financial condition, performance, market share and other relevant criteria, but not taking into account the absence of a public market for the shares or that the shares constitute a minority interest in the Company.

                 3. Paragraph h below is hereby added to Section 4 of the Employment Agreement:

                 h. If the Company terminates the Executive without Cause, the Company shall pay to the Executive in cash: (i) within 15 days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus; and (ii) at the end of each of the twelve consecutive 30-day periods following the Termination Date, an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.

                 4. Paragraph a of Section 16 of the Employment Agreement is hereby amended to read as follows:

                 a.       Rights.          Subject to the provisions of this
         Section 16(a), upon the termination of the Executive's employment or in the event that the Executive no longer serves on the Board, for any reason, the Executive may request registration for sale under the Act of all or part of the Common Stock then held by him (excluding, for purposes of this Section 16(a), shares subject to the stock options held by the Executive as to which the vesting provisions shall not have lapsed pursuant to this Agreement or otherwise). Any such request shall specify the number of shares proposed to be registered and sold and the name of the managing underwriter of the proposed offering (who must be acceptable to the Company in its reasonable discretion).

                 5. Paragraph r of Section 19 of the Employment Agreement is hereby amended to read as follows:

                 r. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Securities Act of 1933.

                 6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Amendment shall be brought and maintained in a court of competent jurisdiction in State of Florida.


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                 7.       This Amendment may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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                 IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment to the Employment Agreement as of the day and year first above written.



                                           PHOENIX INTERNATIONAL LTD., INC.



                                           By:       /s/ James Holly
                                               ---------------------------------
                                               Name: James Holly
                                               Title Chairman Compensation
                                                     Committee




                                                     /s/ BAHRAM YUSEFZADEH
                                           -------------------------------------
                                                        BAHRAM YUSEFZADEH